UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 31, 2011 (May 26, 2011)

HERTZ GLOBAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	001-33139 (Commission File Number)	20-3530539 (I.R.S. Employer Identification Number)

225 Brae Boulevard

Park Ridge, New Jersey 07656-0713

(Address of principal executive
offices, including zip code)

(201) 307-2000

(Registrant’s telephone number,
including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

(a)          On May 26, 2011, the Registrant held the annual meeting of its stockholders.

(b)         The final results of voting for each matter submitted to a vote of stockholders at the meeting are set forth below.

(i)  The following directors were elected at the meeting and the voting for each director was as follows:

Nominee	For	Withheld	Broker Non-Votes
Michael J. Durham	351,734,758	33,991,311	11,651,466
Mark P. Frissora	349,518,934	36,207,135	11,651,466
David H. Wasserman	335,538,670	50,187,399	11,651,466
Henry C. Wolf	351,857,399	33,868,670	11,651,466

(ii) The advisory vote on executive compensation was approved by the following vote:

	For	Against	Abstain	Broker Non-Votes
Advisory Vote on Executive Compensation	350,637,338	34,992,080	96,651	11,651,466

(iii)  The advisory vote on the frequency of the advisory vote on executive compensation was as follows:

	1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
Advisory vote on the frequency of the advisory vote on executive compensation	151,829,649	29,055	233,767,271	100,094	11,651,466

(iv) PricewaterhouseCoopers LLP was approved as the Registrant’s independent auditors for the year 2011 by the following vote:

	For	Against	Abstain
PricewaterhouseCoopers LLP	397,066,654	301,884	8,997

(d)         As set forth in (b)(iii) above, a majority of the votes cast by stockholders voted, on an advisory basis, to hold the advisory vote on executive compensation every 3 years.  As such, the Registrant’s Board of Directors has decided that it will hold such advisory vote on executive compensation every 3 years until the next required advisory vote on the frequency of the advisory vote on executive compensation, which will occur no later than the annual meeting of stockholders held in 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.
(Registrant)

Date: May 31, 2011	By:	/s/ J. Jeffrey Zimmeman
	Name:	J. Jeffrey Zimmerman
	Title:	Senior Vice President, General Counsel & Secretary